Exhibit 99.2

Burman’s Apothecary, L.L.C.,

Subsidiaries, and Affiliate

Consolidated Financial Report

December 31, 2014

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Contents

Report Letter	1-2

Consolidated Financial Statements (Restated)

Balance Sheets	3

Statements of Operations	4

Statements of Members’ Equity	5

Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7-20

Plante & Moran, PLLC Suite 360 4444 W. Bristol Road Flint, Ml 48507-3153 Tel: 810.767.5350 Fax: 810.767.8150 plantemoran.com

Independent Auditor’s Report

To the Board of Directors

Burman’s Apothecary, L.L.C.,

Subsidiaries, and Affiliate

We have audited the accompanying consolidated financial statements of Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013 and the related consolidated statements of operations, members’ equity, and cash flows for the years ended December 31, 2014, 2013, and 2012, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate as of December 31, 2014 and 2013 and the results of their operations and their cash flows for the years ended December 31, 2014, 2013, and 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matters

As disclosed in Note 12 to the consolidated financial statements, on June 15, 2015, all of the members’ interests in Burman’s Apothecary, L.L.C. and subsidiaries were contributed to a related entity.

As disclosed in Note 12 to the consolidated financial statements, on June 19, 2015, all of the members’ interests in Burman’s Apothecary, L.L.C. and subsidiaries were acquired by an unrelated party.

As disclosed in Note 10 to the consolidated financial statements, the 2014, 2013, and 2012 financial statements have been restated to correct various accounting errors contained in the consolidated financial statements previously issued by the Company.

/s/ Plante & Moran, PLLC

September 3, 2015

Flint, Michigan

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Consolidated Balance Sheets

(Restated)

	December 31,	December 31,
	2014	2013

Assets

Current Assets
Cash and cash equivalents	$16,855,254	$4,727,193
Investments (Note 9)	1,051,312	—
Accounts receivable:
Trade - Net of allowances (Note 1)	14,919,763	3,444,095
Affiliates (Note 7)	—	43,645
Other	2,148,353	—
Inventory (Note 1)	2,044,333	4,786,268
Other current assets:
Vendor deposits (Note 3)	5,549,271	—
Prepaid expenses and other	20,765	79,312

Total current assets	42,589,051	13,080,513

Equipment and Software - Net (Note 2)	790,062	429,781

Total assets	$43,379,113	$13,510,294

Liabilities and Members’ Equity

Current Liabilities
Trade accounts payable	$15,335,276	$4,640,984
Trade payables to related parties (Note 7)	185,683	58
Line of credit (Note 4)	2,000,000	—
Current portion of notes payable (Note 5)	114,545	119,162
Accrued and other current liabilities:
Taxes payable (Note 1)	566,620	—
Accrued compensation	182,722	87,015
Other accrued liabilities	51,500	28,778

Total current liabilities	18,436,346	4,875,997

Notes Payable - Net of current portion (Note 5)	—	225,767

Members’ Equity (Note 6)	24,942,767	8,408,530

Total liabilities and members’ equity	$43,379,113	$13,510,294

See Notes to Consolidated Financial Statements.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Consolidated Statements of Operations

(Restated)

	Year Ended
	December 31,	December 31,	December 31,
	2014	2013	2012

Net Revenue	$325,485,490	$68,779,389	$94,456,694

Cost of Revenue	292,085,820	58,946,331	81,277,881

Gross Profit	33,399,670	9,833,058	13,178,813

Operating Expenses	8,597,348	4,797,919	6,881,040

Operating Income	24,802,322	5,035,139	6,297,773

Nonoperating Income	12,597	6,160	10,707

Income - Before income taxes	24,814,919	5,041,299	6,308,480

Income Tax Expense (Note 1)	195,176	33,322	49,866

Consolidated Net Income	24,619,743	5,007,977	6,258,614

Less Consolidated Net Income Attributable to Noncontrolling Interest in Affiliate	106,612	—	—

Consolidated Net Income Attributable to Controlling Interest	$24,513,131	$5,007,977	$6,258,614

See Notes to Consolidated Financial Statements.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Consolidated Statements of Members’ Equity

(Restated)

			Total
	Controlling	Noncontrolling	Members’
	Interest	Interest	Equity

Balance - January 1, 2012 (Note 10)	$4,573,870	$—	$4,573,870

Consolidated net income - 2012	6,258,614	—	6,258,614

Member distributions	(4,544,665)	—	(4,544,665)

Balance - December 31, 2012	6,287,819	—	6,287,819

Consolidated net income - 2013	5,007,977	—	5,007,977

Redemption of member’s interest (Note 6)	(1,250,000)	—	(1,250,000)

Member distributions	(1,735,750)	—	(1,735,750)

Member contributions	98,484	—	98,484

Balance - December 31, 2013	8,408,530	—	8,408,530

Consolidated net income - 2014	24,513,131	106,612	24,619,743

Member distributions	(19,615,506)	—	(19,615,506)

Member contributions	—	10,000,000	10,000,000

Equity based compensation (Note 6)	1,530,000	—	1,530,000

Balance - December 31, 2014	$14,836,155	$10,106,612	$24,942,767

See Notes to Consolidated Financial Statements.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Consolidated Statements of Cash Flows

(Restated)

	Year Ended
	December 31,	December 31,	December 31,
	2014	2013	2012
Cash Flows from Operating Activities
Consolidated net income	$24,619,743	$5,007,977	$6,258,614
Adjustments to reconcile consolidated net income to net cash from operating activities:
Depreciation and amortization	207,254	101,722	96,997
Bad debt recoveries	—	—	(20,059)
Investment income	(105,612)	—	—
Equity based compensation	1,530,000	—	—
Changes in operating assets and liabilities which (used) provided cash:
Accounts receivable	(13,580,376)	2,047,470	(357,009)
Inventory	2,741,935	(1,599,061)	(1,661,820)
Other current assets	(5,490,724)	(16,137)	(63,175)
Accounts payable	10,879,917	(1,306,757)	(1,286,435)
Accrued and other current liabilities	685,049	(122,353)	60,735

Net cash provided by operating activities	21,487,186	4,112,861	3,027,848

Cash Flows from Investing Activities
Purchases of equipment and software	(567,535)	(90,000)	(253,341)
Purchases of investments	(945,700)	—	—
Payments on notes receivable	—	84,853	—

Net cash used in investing activities	(1,513,235)	(5,147)	(253,341)

Cash Flows from Financing Activities
Payments on debt	(230,384)	(117,013)	(5,009)
Proceeds from line of credit	2,000,000	—	—
Redemption of member interest	—	(800,000)	—
Member distributions	(19,615,506)	(1,735,750)	(4,544,665)
Member contributions	10,000,000	98,484	—

Net cash used in financing activities	(7,845,890)	(2,554,279)	(4,549,674)

Net Increase (Decrease) in Cash and Cash Equivalents	12,128,061	1,553,435	(1,775,167)

Cash and Cash Equivalents - Beginning of year	4,727,193	3,173,758	4,948,925

Cash and Cash Equivalents - End of year	$16,855,254	$4,727,193	$3,173,758

See Notes to Consolidated Financial Statements.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 1 - Nature of Business and Significant Accounting Policies

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate (the “Company”) is a specialty pharmacy sales business headquartered in metropolitan Philadelphia, Pennsylvania. The Company stocks, dispenses, and distributes prescriptions for various specialty pharmaceuticals, principally for the treatment of Hepatitis C. The Company grants credit to its customers, who are located throughout the Delaware Valley.

Principles of Consolidation - The consolidated financial statements include the accounts of Burman’s Apothecary, L.L.C. (“Apothecary”), its wholly owned subsidiaries, Burman’s Media Pharmacy, L.L.C. (“Media”) and PharmTrack, L.L.C. (“PharmTrack”), and Burman’s Investment Company, L.L.C. (“BIC”), a variable interest entity (“VIE”) for which Apothecary is the primary beneficiary. The equity attributable to the VIE is reported as a noncontrolling interest in the accompanying consolidated financial statements. All material intercompany accounts and balances have been eliminated in consolidation. For purposes of consolidation, the effects of eliminations of revenue and expenses due to intercompany transactions between Apothecary and its subsidiaries and VIE are attributed to Apothecary.

Information About Variable Interest Entities - Apothecary distributed funds in 2014 to its members to form BIC, an entity with common ownership. The entity was formed for the purpose of holding investments and providing a line of credit to Apothecary.

BIC is considered to be a variable interest entity because its primary funding and resources were provided by Apothecary.

Apothecary determined that it is the primary beneficiary of BIC because the funding and resources provided to BIC provide it with (1) the power to direct the activities of BIC that most significantly impact their economic performance and (2) the obligation to absorb losses that could potentially be significant to BIC. As a result, BIC has been included in the consolidated financial statements as a consolidated variable interest entity.

As of December 31, 2014, BIC had current assets of $10,106,612 and no liabilities. As the entity was formed in 2014, there are no assets or liabilities in previous years.

Concentrations of Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with banks or other financial institutions and trade accounts receivable.

As of and for the years ended December 31, 2014, 2013, and 2012, approximately 76, 71, and 69 percent, respectively, of sales and 51, 41, and 65 percent, respectively, of accounts receivable related to five insurance carriers. Concentrations of credit risk with respect to trade receivables are limited by the large number of patients comprising the Company’s customer base and their dispersion across multiple payors and geographic areas.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

The Company purchases prescription drugs from pharmaceutical companies. One supplier comprises 95, 71, and 92 percent of the cost of sales and 97, 82, and 92 percent of accounts payable as of and for the years ended December 31, 2014, 2013, and 2012, respectively.

Cash Equivalents - The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Investments - Investments in debt and equity securities are recorded at fair value based on quoted market market prices and other inputs as described in Note 9.

Trade Accounts Receivable - Accounts receivable primarily include amounts from third-party benefit managers and insurance providers and are based on contracted prices. Trade receivables require no collateral and are on an unsecured basis. Accounts receivable terms vary by payor, but generally are due within 30 days after the sale of the product or the performance of the service.

The Company maintains an allowance for doubtful accounts that reduces receivables to amounts that are expected to be collected.

In estimating the allowance, management considers factors such as current overall economic conditions, historical and anticipated customer performance, historical experience with write-offs, and the level of past-due accounts. Changes in these conditions may result in additional allowances. All accounts or portions thereof deemed to be uncollectible or to require excessive collection costs are written off in the period that determination is made. The allowance for doubtful accounts on accounts receivable balances was $27,791 and $79,810 as of December 31, 2014 and 2013, respectively.

Inventory - Inventory consists primarily of prescription medications. Inventory is stated at the lower of cost or market, with cost determined on the first-in, first-out (“FIFO”) method, and is adjusted to actual cost monthly based on a physical count.

Equipment - Equipment is recorded at cost. The Company uses the straight-line method for computing depreciation. Assets are depreciated over their estimated useful lives. Costs of maintenance and repairs are charged to expense when incurred.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Internal-use Software - The Company capitalizes certain development costs primarily related to a custom-developed scalable patient care system. The Company expenses the costs incurred during the preliminary project stage and capitalizes the direct development costs, including the associated payroll and related costs for employees working on development and outside contractors during the application development stage. The Company monitors development on an ongoing basis and capitalizes the costs of any major improvements or that result in significant additional functionality.

Capitalized internal-use software costs are amortized on a straight-line basis over the estimated useful lives of the assets, generally three years. Management evaluates the useful lives of these assets on an annual basis.

Revenue Recognition - The Company recognizes revenue from prescription drug sales for home delivery at the time the drugs are shipped. Shipping and handling costs are not billed to patients; therefore, there are no shipping and handling revenues. Conversely, shipping and handling costs incurred by the Company are included in operating expenses and were approximately $192,000, $148,000, and $183,000 in 2014, 2013, and 2012, respectively.

Cost of Sales - Cost of sales includes expenses related to pharmaceutical purchases. The Company purchases substantially all of its pharmaceuticals from two vendors.

The Company is entitled to rebates from its buying alliances based on the amount of purchases made during the year. Supplier rebates are accrued ratably under contract terms and reduce cost of sales. Earned rebates totaled approximately $7,328,000, $273,000, and $104,000 for 2014, 2013, and 2012, respectively.

Income Taxes - Pursuant to provisions of the Internal Revenue Code, Burman’s Apothecary, L.L.C. and subsidiaries have elected to be taxed as an S Corporation, with the wholly owned subsidiaries considered disregarded entities for tax purposes. Generally, the income of an S Corporation is not subject to federal income tax at the corporate level, but rather the stockholders are required to include a pro-rata share of the corporation’s taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying consolidated financial statements.

BIC is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by BIC. Members are taxed individually on their pro-rata ownership share of BIC’s earnings. BIC’s net income or loss is allocated among the members in accordance with the operating agreement.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

The Company’s application of accounting principles generally accepted in the United States of America regarding uncertain tax positions had no effect on its financial position, as management believes the Company has no material unrecognized income tax benefits.

The Company classifies interest and penalties associated with tax liabilities as interest expense and operating expenses, respectively, in the accompanying consolidated financial statements.

The Company is subject to tax in various states. The total amount of state income taxes reported in income tax expense for 2014, 2013, and 2012 was $195,176, $33,322, and $49,866, respectively. The Company is no longer subject to tax examinations for federal, state or local returns for years prior to 2011.

Fair Value of Financial Instruments - Financial instruments consist of cash equivalents, investments, accounts receivable, accounts payable, and debt. The carrying amount of all significant financial instruments approximates fair value due to either the short maturity or the existence of variable interest rates that approximate prevailing market rates.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events - The consolidated financial statements and related disclosures include evaluation of events up through and including September 3, 2015, which is the date the consolidated financial statements were available to be issued.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 2 - Equipment and Software

Equipment and software are summarized as follows:

			Depreciable
	2014	2013	Life - Years
Transportation equipment	$69,721	$19,219	5
Furniture, fixtures, and equipment	204,099	152,250	5-7
Internal-use software	1,021,619	246,435	3-5
Software development in progress	—	310,000	—

Total cost	1,295,439	727,904

Accumulated depreciation/amortization	505,377	298,123

Net property and equipment	$790,062	$429,781

Depreciation and amortization expense for 2014, 2013, and 2012 were $207,254, $101,722, and $96,997, respectively.

Note 3 - Vendor Deposits

During 2014, the Company began placing funds on deposit with its largest supplier in an amount approximately equal to one week’s purchases in order to secure more favorable pricing for future purchases. As of December 31, 2014, the amounts on deposit totaled $5,549,271.

Note 4 - Lines of Credit

Apothecary had a $4,000,000 committed line of credit with PNC Bank, which has increased to $7,000,000 during 2014. The line continues to bear interest at 1.75 percent over the daily libor rate as published by the Wall Street Journal (an effective rate of 1.91 percent at December 31, 2014). The line of credit is secured by the Company’s existing and future assets, with the exception of the assets of PharmTrack. In addition, the line of credit is secured by the personal guarantees of two of the Company’s members. The line expires on August 31, 2015. At December 31, 2014, total outstanding borrowings were $2,000,000. At December 31, 2013, there was no outstanding balance.

During 2014, Apothecary entered into a revolving line of credit agreement with BIC. The line of credit has available borrowings of up to $10,000,000 and is due on demand. Interest is payable at 2.0 percent above prime rate (an effective rate of 5.25 percent at December 31, 2014). This line of credit is subordinated to the bank line of credit disclosed above. The outstanding balance was $8,000,000 at December 31, 2014 and was eliminated in consolidation in the accompanying consolidated financial statements.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 4 - Lines of Credit (Continued)

The line of credit agreement with PNC Bank contains a financial covenant that requires the maintenance of a minimum tangible net worth. As of December 31, 2014, the Company was in compliance with the loan covenant. The Company was in violation of certain loan covenants during 2014 and earlier periods; these violations have subsequently been waived by the bank.

Note 5 - Long-term Debt

Long-term debt at December 31 is as follows:

	2014	2013

Note payable to a former member, due in monthly installments of $58,000 including interest at 3.25 percent per annum, maturing in June 2015	$114,545	$338,267
Note payable with a financial institution due in monthly installments of $491 including interest at 5.99 percent per annum, collateralized by an automobile and paid in full during 2014	—	6,662
Total	114,545	344,929
Less current portion	114,545	119,162
Long-term portion	$—	$225,767

Interest expense for 2014, 2013, and 2012 was $160,790, $4,876, and $1,315, respectively.

Note 6 - Members’ Equity Interests

Under the terms of the operating agreement, members’ equity interests are divided into two classes, Class A and Class B. Each Class A and Class B membership interest is divided into uniform units of interest and each member has been assigned a specific number of units based upon their initial capital contribution. Class A interests have the sole right to vote and shall not have any restrictions on transfer of their Class A interests. Holders of Class B interests that do not also own Class A interests have the right to transfer all or part of that interest only with prior consent of the Company and all holders of Class A interests, and have limitations on their ability to transfer their interest. Upon the death of a holder of a Class B interest, the interest shall be first offered to the Class A member at a price determined to be the fair market value. If the Class A member does not accept the offer, the Company would be required to purchase all of the Class B interest then owned at the same offer price. Payment for the interest may be made over a period of five years.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 6 - Members’ Equity Interests (Continued)

Equity Based Compensation - Under the terms of a letter agreement between Apothecary and an officer hired in September 2014, if the officer remains a full-time employee of the Company for one continuous year from his date of employment, the Company is required to issue Class B membership interests to the officer representing 11 percent equity interests in Apothecary and PharmTrack. The fair value of the equity based compensation award was estimated on the date of grant at $6,120,000 using an income approach based on a discounted cash flow method. The compensation cost is being charged against income ratably over the one-year vesting period. The total compensation cost charged against income in 2014 under this agreement totaled $1,530,000, which amount has also been recorded as a Class B member’s equity interest as of December 31, 2014.

During April 2015, the letter agreement was amended and restated to provide an alternative payment formula in the event of a sale of the Company prior to the officer’s completion of one year of continuous employment. Provided that the officer is a fulltime employee of the Company at the time of the closing date of sale transaction, the Company shall pay to the officer a sale bonus equal to 3.5 percent of the net purchase consideration, in lieu of the equity based compensation described above. As discussed in Note 12, the Company sold all of its equity interests to an unrelated party in June 2015, at which time the Company paid a sale bonus to the officer of $3,000,000.

Member Redemption - In September 2013, the Company redeemed a member’s entire 17.5 percent Class B member interest for $1,250,000, including an initial payment of $800,000 and a note payable of $450,000 (see Note 5).

Note 7 - Related Party Transactions

Following is a description of transactions between the Company and related parties:

Administrative Fees - The Company is charged administrative fees from Burman’s Medical Supplies, Inc., a related company with common ownership, for a percentage of payroll taxes, benefits, and commissions as well as for various overhead expenses. Administrative fee expense for 2014, 2013, and 2012 was $1,239,249, $552,837, and $1,076,887, respectively.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 7 - Related Party Transactions (Continued)

Sales are made and services are purchased from entities affiliated through common ownership. The following is a summary of transactions and balances with affiliates for 2014, 2013, and 2012:

	2014	2013	2012

Sales to Burman’s Pharmacy, Inc.	$31,365	$20,509	$330,804
Sales to Burman’s Medical Supplies, Inc.	83,823	51,474	55,338
Purchases from Burman’s Pharmacy, Inc.	303,131	5,009,531	215,088
Purchases from Burman’s Medical Supplies, Inc.	125,349	136,069	175,094
Accounts Receivable from Burman’s Pharmacy, Inc.	—	9,365	55,900
Accounts Receivable from Burman’s Medical Supplies, Inc.	—	26,122	280,223
Accounts Payable to Burman’s Medical Supplies, Inc.	185,608	—	—
Accounts Payable to Burman’s Pharmacy, Inc.	75	—	—

Note 8 - Retirement Plans

The Company participates in a 401(k) plan sponsored by a related entity with common ownership, which covers substantially all employees. The plan provides for the Company to make matching contributions. The Company’s contributions to the plan totaled $59,848, $68,273, and $62,098 for 2014, 2013, and 2012, respectively.

During December 2014, the Company began participating in a new profit-sharing plan sponsored by a related entity with common ownership. Contributions to the plan are made at the discretion of management. Participants vest in company contributions ratably over a number of years. Company contributions to the profit-sharing plan during 2014 were $11,703.

During December 2014, the Company began participating in a new defined benefit pension plan sponsored by a related entity with common ownership. Contributions to the plan are based on the actuarially determined present value of accumulated plan benefits. The benefits are based on an eligible employee’s years of service and compensation as defined by the plan. Company contributions to the plan during 2014 were $81,369.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 8 - Retirement Plans (Continued)

In connection with the sale of all members’ interests in the Company to an unrelated party in June 2015 (see Note 12), the Company has agreed that each of the three qualified retirement plans described above will be terminated before the end of 2015. The Company’s transactions with the retirement plans are not material to the consolidated financial statements.

Note 9 - Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset.

In instances whereby inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

The Company measures its investments at fair value on a recurring basis. The fair value of its investments in fixed-income mutual funds is based primarily on Level 1 inputs as described above, and had a carrying value of $1,051,312 at December 31, 2014. There were no investments measured at fair value at December 31, 2013.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 10 - Restatements

The accompanying consolidated financial statements for 2014, 2013, and 2012 have been restated to correct the following errors included in the Company’s previously issued consolidated financial statements:

Consolidation of Variable Interest Entity - The 2014 consolidated financial statements have been restated to include the accounts of BIC, a VIE formed in 2014 for which Apothecary is the primary beneficiary. See Note 1 for additional information about BIC. BIC’s primary assets and liabilities include cash and cash equivalents, investments and a line of credit extended to Apothecary that has been eliminated in consolidation as discussed in Note 4.

Equity Based Compensation - The 2014 consolidated financial statements have been restated to record compensation expense and members’ equity contributions in connection with an equity based compensation award granted to an officer in 2014. See Note 6 for additional information about this agreement.

Vendor Rebates Receivable - The 2014 consolidated financial statements have been restated to record accounts receivable and reductions to cost of revenue related to vendor rebates that have been earned under the terms of agreements effective beginning in 2014.

Accrued Vacation Pay - The 2014 consolidated financial statements have been restated to record additional liabilities and expenses for accrued vacation pay earned by employees as of December 31, 2014 that had been omitted from the previously issued 2014 consolidated financial statements.

Internal Use Software - The 2014, 2013, and 2012 consolidated financial statements have been restated to properly capitalize the costs of developing internal use software. The Company has capitalized approximately $246,000 in development costs for software placed in service prior to 2012, and approximately $775,000 in development costs for software placed in service during 2014. Amortization has been recorded as discussed in Notes 1 and 2.

Inventory - The 2014, 2013, and 2012 consolidated financial statements have been restated to record the proper carrying amount of inventory on hand at the end of each fiscal year.

Other Adjustments and Reclassifications - The 2014, 2013, and 2012 consolidated financial statements have been restated to record the effects of other less significant adjustments and reclassifications that do not have a material effect on the consolidated financial statements.

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 10 - Restatements (Continued)

Impact of Restatements - The following table sets forth the collective impacts of the restatements described above:

	As previously
	reported	Adjustment	As adjusted
As of and for the year ended December 31, 2014:
Consolidated Balance Sheet:
Cash and cash equivalents	$15,800,954	$1,054,300	$16,855,254
Investments	—	1,051,312	1,051,312
Accounts receivable	14,919,763	2,148,353	17,068,116
Inventory	2,087,396	(43,063)	2,044,333
Prepaid expenses and other	19,770	995	20,765
Equipment and software - Net	144,076	645,986	790,062
Total assets	38,521,230	4,857,883	43,379,113
Lines of credit	10,000,000	(8,000,000)	2,000,000
Accrued and other current liabilities	742,026	58,816	800,842
Total liabilities	26,377,530	(7,941,184)	18,436,346
Members’ equity	12,143,700	12,799,067	24,942,767
Consolidated Statement of Operations:
Sales	325,472,138	13,352	325,485,490
Cost of sales	293,858,612	(1,772,792)	292,085,820
Gross profit	31,613,526	1,786,144	33,399,670
Operating expenses	7,409,236	1,188,112	8,597,348
Operating income	24,204,290	598,032	24,802,322
Other income	25,048	(12,451)	12,597
Income tax expense	195,847	(671)	195,176
Consolidated net income	24,033,491	586,252	24,619,743
Consolidated Statement of Members’ Equity:
Total member’s equity - Beginning of year	7,725,714	682,816	8,408,530
Consolidated net income	24,033,491	586,252	24,619,743
Member contributions	—	10,000,000	10,000,000
Equity based compensation	—	1,530,000	1,530,000
Total members’ equity - End of year	12,143,700	12,799,067	24,942,767

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 10 — Restatements (Continued)

	As previously
	reported	Adjustment	As adjusted
As of and for the year ended December 31, 2014 (Continued):
Consolidated Statement of Cash Flows:
Consolidated net income	$24,033,491	$586,252	$24,619,743
Depreciation and amortization	36,625	170,629	207,254
Investment income	—	(105,612)	(105,612)
Equity based compensation	—	1,530,000	1,530,000
Changes in accounts receivable	(11,440,180)	(2,140,196)	(13,580,376)
Changes in inventory	2,367,489	374,446	2,741,935
Changes in other current assets	(5,489,729)	(995)	(5,490,724)
Changes in accounts payable	10,888,192	(8,275)	10,879,917
Changes in accrued and other current liabilities	626,113	58,936	685,049
Net cash provided by operating activities	21,022,002	465,184	21,487,186
Purchases of equipment and software	(102,351)	(465,184)	(567,535)
Purchases of investments	—	(945,700)	(945,700)
Net cash used in investing activities	(102,351)	(1,410,884)	(1,513,235)
Proceeds from line of credit	10,000,000	(8,000,000)	2,000,000
Member contributions	—	10,000,000	10,000,000
Net cash used in financing activities	(9,845,890)	2,000,000	(7,845,890)
Net increase in cash and cash equivalents	11,073,761	1,054,300	12,128,061
Cash and cash equivalents - End of year	15,800,954	1,054,300	16,855,254

As of and for the year ended December 31, 2013:
Consolidated Balance Sheet:
Accounts receivable	3,479,583	8,157	3,487,740
Inventory	4,454,885	331,383	4,786,268
Equipment and software - Net	78,350	351,431	429,781
Total assets	12,819,323	690,971	13,510,294
Accounts payable	4,632,767	8,275	4,641,042
Accrued and other current liabilities	115,913	(120)	115,793
Total liabilities	5,093,609	8,155	5,101,764
Members’ equity	7,725,714	682,816	8,408,530
Consolidated Statement of Operations:
Sales	68,839,139	(59,750)	68,779,389
Cost of sales	59,574,844	(628,513)	58,946,331
Gross profit	9,264,295	568,763	9,833,058
Operating expenses	4,867,402	(69,483)	4,797,919
Operating income	4,396,893	638,246	5,035,139
Other income	5,498	662	6,160
Consolidated net income	4,369,069	638,908	5,007,977
Consolidated Statement of Members’ Equity:
Total members’ equity - Beginning of year	6,243,913	43,906	6,287,819
Consolidated net income	4,369,069	638,908	5,007,977
Total members’ equity - End of year	7,725,714	682,816	8,408,530

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 10 - Restatements (Continued)

	As previously
	reported	Adjustment	As adjusted
As of and for the year ended December 31, 2013 (Continued):
Consolidated Statement of Cash Flows:
Consolidated net income	$4,369,069	$638,908	$5,007,977
Depreciation and amortization	19,937	81,785	101,722
Bad debts	59,751	(59,751)	—
Changes in accounts receivable	1,995,876	51,594	2,047,470
Changes in inventory	(968,366)	(630,695)	(1,599,061)
Changes in accounts payable	(1,315,032)	8,275	(1,306,757)
Changes in accrued and other current liabilities	(122,233)	(120)	(122,353)
Net cash provided by operating activities	4,022,863	89,998	4,112,861
Purchases of equipment and software	—	(90,000)	(90,000)
Net cash provided by (used in) investing activities	84,853	(90,000)	(5,147)

For the year ended December 31, 2012:
Consolidated Statement of Operations:
Sales	94,496,812	(40,118)	94,456,694
Cost of sales	80,972,064	305,817	81,277,881
Gross profit	13,524,748	(345,935)	13,178,813
Operating expenses	7,065,512	(184,472)	6,881,040
Operating income	6,459,236	(161,463)	6,297,773
Consolidated net income	6,420,072	(161,458)	6,258,614
Consolidated Statement of Members’ Equity:
Total members’ equity - Beginning of year	4,368,508	205,362	4,573,870
Consolidated net income	6,420,072	(161,458)	6,258,614
Total members’ equity - End of year	6,243,913	43,906	6,287,819
Consolidated Statement of Cash Flows:
Consolidated net income	6,420,072	(161,458)	6,258,614
Depreciation and amortization	14,852	82,145	96,997
Bad debts	20,059	(40,118)	(20,059)
Changes in accounts receivable	(344,985)	(12,024)	(357,009)
Changes in inventory	(1,961,132)	299,312	(1,661,820)
Net cash provided by operating activities	2,859,992	167,856	3,027,848
Purchases of equipment and software	(33,341)	(220,000)	(253,341)
Advances to related companies	(52,142)	52,142	—
Net cash used in investing activities	(85,483)	(167,858)	(253,341)

Burman’s Apothecary, L.L.C., Subsidiaries, and Affiliate

Notes to Consolidated Financial Statements

December 31, 2014

Note 11 - Supplemental Disclosures of Cash Flow Information

Cash paid for interest and income taxes for the years ended December 31, 2014, 2013, and 2012 was as follows:

	2014	2013	2012
Interest	$55,077	$4,876	$1,315
Income taxes	50,769	83,563	27,198

There were no significant noncash investing transactions in for the years ended December 31, 2014, 2013, or 2012.

Significant noncash financing activities for the years ended December 31, 2014, 2013 and 2012 were as follows:

	2014	2013	2012
Note payable issued for redemption of member’s interest	$—	$450,000	$—
Equity-based compensation award	1,530,000	—	—

Note 12 - Subsequent Events

On February 27, 2015, the Company formed Bridgewater Pharmacy, LLC, a wholly owned subsidiary that will be considered a disregarded entity for tax purposes.

On June 15, 2015, all of the members’ interests in Burman’s Apothecary, L.L.C. and subsidiaries were contributed to SLB Holdings, Inc., a newly-formed entity, in exchange for all of the equity interests of SLB Holdings. Apothecary then became a wholly-owned subsidiary of SLB Holdings and elected to become a single-member L.L.C. for tax purposes.

On June 19, 2015, all of the outstanding members’ interests in Burman’s Apothecary, L.L.C. and subsidiaries were acquired by Diplomat Pharmacy, Inc. for a total acquisition price of approximately $93.9 million.